Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Recycle Tech, Inc. on Form SB-2, of my report dated December 15, 2007 (included in exhibits to such registration statement) on the financial statements of Recycle Tech, Inc. as of and for the years ended May 31, 2007 and 2006.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 14, 2008